SCHEDULE A

Amended and Restated as of October 25, 2024

to the

Amended and Restated

EXPENSE LIMITATION AGREEMENT

dated December 31, 2019 between

THE ADVISORS’ INNER CIRCLE FUND III

and

KNIGHTS OF COLUMBUS ASSET ADVISORS LLC

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

Name of Fund	Share Class	Maximum Annual Operating Expense Limit	Initial Term End Date
Core Bond Fund	I Shares	0.50%	February 29, 2020
	Class S Shares
Limited Duration Fund	I Shares	0.50%	February 29, 2020
	Class S Shares
Large Cap Growth Fund	I Shares	0.90%	February 29, 2020
	Class S Shares
Large Cap Value Fund	I Shares	0.90%	February 29, 2020
	Class S Shares
Small Cap Fund	I Shares	1.05%	February 29, 2020
	Class S Shares
International Equity Fund	I Shares	1.10%	February 29, 2020
	Class S Shares
Long/Short Equity Fund	I Shares	1.50%	February 28, 2021
	Class S Shares
U.S. All Cap Index Fund	Institutional	0.25%	February 28, 2026
	Class S Shares
Real Estate Fund	I Shares	1.00%	February 28, 2022
	Class S Shares

ACKNOWLEDGED AND ACCEPTED BY:

THE ADVISORS’ INNER CIRCLE FUND III	KNIGHTS OF COLUMBUS ASSET
ADVISORS LLC

By:	/s/ James Bernstein	By:	/s/ Anthony Minopoli
Name:	James Bernstein	Name:	Anthony Minopoli
Title:	Vice President & Secretary	Title:	President

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